Exhibit 3(i).2
                                                                  --------------

                           ARTICLES OF MERGER MERGING

                                   LINKS, LTD.
                             (a Wyoming Corporation)

                                      INTO

                              WALNUT CAPITAL, INC.
                             (a Nevada Corporation)


     ARTICLES OF MERGER entered into this 28th day of May, 1998, by and between LINKS, LTD., a Wyoming corporation, and WALNUT CAPITAL, INC., a Nevada corporation.

     THIS IS TO CERTIFY:

     FIRST: LINKS, LTD., a corporation organized and existing under the laws of the State of Wyoming, (hereinafter sometimes referred to as "LINKS"), whose address is 9815 South Parker Road, Suite 476, Parker, Colorado 80134, and WALNUT CAPITAL, INC., a corporation organized and existing under the laws of the State of Nevada (hereinafter sometimes referred to as "WALNUT"), whose address is 5770 South Beech Court, Greenwood Village, Colorado 80121, agree that LINKS shall be merged into WALNUT. The terms and conditions of the merger and the mode of carrying the same into effect are as herein set forth in these Articles of Merger.

  SECOND: WALNUT shall survive the merger and shall change its corporate name to be "ENTER TECH CORP.", effective upon the filing of Articles of Merger with each of the Secretaries of State of the States of Nevada and Wyoming. The address of WALNUT shall be 9815 South Parker Road, Suite 476, Parker, Colorado 80134.


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     THIRD: The parties to the Articles of Merger are LINKS, LTD., a corporation organized under the laws of the State of Wyoming, and WALNUT CAPITAL, INC., a corporation organized and existing under the laws of the State of Nevada.

FOURTH: No amendment is made to the Articles of Incorporation of the surviving corporation as part of the merger, except that the name of such surviving corporation shall be changed to ENTER TECH CORP.

     FIFTH: The Plan of Merger is as set forth in the Agreement and Plan of Merger dated May 28, 1998, which is attached hereto and incorporated herein by this reference.

     SIXTH: The Plan of Merger was duly advised, authorized and approved in the manner required by the Articles of Incorporation of WALNUT and the laws of the State of Nevada, and the number of shares voted for the Plan of Merger was sufficient for approval. On the date of the vote of the stockholders of WALNUT, the number and designation of shares of WALNUT outstanding were 1,250,000 shares of Common Stock, $.0001 par value, of which 1,250,000 shares unanimously voted in favor of the Plan of Merger, and -0- shares voted against the Plan of Merger. No shares of any other class of stock were outstanding.

     SEVENTH: The Plan of Merger was duly advised, authorized and approved in the manner required by the Articles of Incorporation of LINKS and the laws of the State of Wyoming and the number of shares voted for the Plan of Merger was sufficient for approval. On the date of the vote of the shareholders of LINKS, the number and designation of shares of LINKS outstanding were 10,000 shares of Common Stock, no par value, of which 10,000 shares unanimously voted in favor of the Plan of Merger, and -0- shares voted against the Plan of Merger No shares of any other class of stock were outstanding.

     EIGHTH: WALNUT hereby agrees that it may be served with process in the State of Wyoming in any proceeding for the enforcement of any obligation of it arising from the merger, including the rights of any dissenting shareholders thereof, and hereby irrevocably appoints Jon D. Sawyer, located at 600-17th Street, Suite 2700, South Tower, Denver, Colorado 80202, as its agent to accept service of process in any such suit or other proceeding, unless WALNUT shall hereafter designate in writing to the Secretary of State of Wyoming a different address for such process, in which case the duplicate copy of such process shall be mailed to the last address so designated.

     NINTH: The Board of Directors of LINKS and WALNUT authorized, ratified and unanimously approved the merger of LINKS with and into WALNUT.

     IN WITNESS WHEREOF, the panics to the merger have caused these Articles of Merger to be signed in their respective corporate names and on their behalf by the respective presidents and witnessed or attested by their respective secretaries as of the 28th day of May, 1998.

ATTEST:                                 LINKS,  LTD.,
                                        a Wyoming corporation


/s/ George Beros                        By  /s/ David Matus
--------------------------                 -------------------------------------
George Beros, Secretary                    David Matus, President


ATTEST:                                 WALNUT CAPITAL, INC.,
                                        a Nevada corporation

/s/ Timothy J. Brasel                   By  /s/ Timothy J. Brasel
--------------------------                 -------------------------------------
Timothy J. Brasel, Secretary               Timothy J. Brasel, President







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STATE OF COLORADO          )
                           )  ss.
COUNTY OF DENVER           )

The forgoing instrument was acknowledged before me this 28th day of May, 1998, by David Matus and George Beros, President and Secretary, respectively, of LINKS, LTD., a Wyoming corporation, and by Timothy J. Brasel, President and Secretary of WALNUT CAPITAL, INC., a Nevada corporation.

Witness my hand and official seal.
My commission expires: 3/24/2000          /s/ Jasminia M. Palem
                                          --------------------------------------

The name and telephone number of the person to be contacted if there is a question about the filing of these Articles of Merger is as follows:

                Jon D. Sawyer                  (303) 893-2300

                            CERTIFICATE OF AMENDMENT
                         TO ARTICLES OF INCORPORATION OF

                          SANDIA HEALTHCARE CORPORATION

                              CHANGING ITS NAME TO

                              WALNUT CAPITAL, INC.


         Sandia Healthcare Corporation, a corporation organized and existing under the Nevada General Corporation Law, does hereby certify as follows:

          FIRST: ARTICLE I - NAME of the Articles of Incorporation is hereby amended to read as follows:

                                    ARTICLE I
                                      NAME

          The name of the Corporation shall be: Walnut Capital, Inc.

          SECOND: The foregoing Amendment was adopted by written unanimous consent of the Board of Directors of the Corporation on December 29, 1997, in accordance with the provisions of
                    Section 78.315.2 of the Nevada General Corporation Law.

          THIRD: The foregoing Amendment was adopted by written unanimous consent of the Stockholders of the Corporation on December 29, 1997, in accordance with the provisions of Section
                    78.2320.3 of the Nevada General Corporation Law.

          FOURTH:   Written  consent has been  provided in  accordance  with the
                    provisions  of  Section   78.320.3  of  the  Nevada  General
                    Corporation Law.

         IN WITNESS WHEREOF, Sandia Healthcare Corporation has caused this Certificate of Amendment to be signed and acknowledged by its President and Secretary this 29th day of December, 1997.

                                     SANDIA HEATHCARE CORPORATION
                                     (Changing its name to Walnut Capital, Inc.)



                                     By  /s/ Timothy J. Brasel
                                         ---------------------------------------
                                         Timothy J. Brasel, President, Treasurer
                                         and Secretary

STATE OF COLORADO   )
                    ) ss.
COUNTY OF DENVER    )

         Margaret A. Beck, a Notary Public, hereby certify that on the 29th day of December, 1997, personally appeared before me Timothy J. Brasel, who being by me first duly sworn, declared that he signed the foregoing document as both President and Secretary of the corporation named therein and that he is above the age of eighteen years and that the statements contained therein are true and correct to the best of his knowledge and belief.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                  /s/ Margaret A. Beck
                                  ----------------------------------------------
                                  Notary Public

         [ S E A L ]
                                  My Commission expires:  July 21, 1998